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EXHIBIT 3.1.  Charter of National Commerce Bancorporation as amended and restated
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                               RESTATED CHARTER
                                      OF
                       NATIONAL COMMERCE BANCORPORATION
       UNDER SECTION 48-20-107 OF THE TENNESSEE BUSINESS CORPORATION ACT


         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Restated Charter:

FIRST.   The name of this Corporation is NATIONAL COMMERCE BANCORPORATION.

SECOND. The address of the principal office of this Corporation in the State of Tennessee is One Commerce Square, Memphis, Tennessee, County of Shelby, 38150.

THIRD.   (a)        The complete address of the Corporation's registered office in Tennessee is One Commerce Square, Memphis, Tennessee,
                    County of Shelby, 38150.

         (b) The name of the registered agent to be located at the address listed in part (a) of this Article Third is Charles
                    A. Neale.

FOURTH. The general nature of the business to be transacted by this Corporation is:

         (1) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock (whether such shares be voting or nonvoting), or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by banks, trust companies or other corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any state or other governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         (2) To the extent permitted by law, to promote, finance, aid and assist, financially and otherwise, any bank, trust company, other corporation, association, joint stock company, syndicate, firm, trust or person, public or private, governmental agency or other entity, of which any stock, share, voting trust certificate, bond, mortgage, debenture, note, right, warrant, scrip, commercial paper, chose in action, contract, evidence of indebtedness or other obligation or security is held directly or indirectly by or for the Corporation, or in the business, financing or welfare of which the Corporation shall have any interest; and in connection therewith and to the extent permitted by law, to guarantee or become surety for the performance of any undertaking or obligations of such entity; to guarantee by endorsement or otherwise the payment of the principal of or interest or dividends on or sinking fund payments with respect to any such security of any such entity or any other payments whatsoever to be made by it; and to join in any reorganization with respect to such entity.

         (3) To pay for any property, securities, rights or interests acquired by the Corporation in cash or other property, rights or interests held by the Corporation or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes or warrants for capital

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                    stock, certificates of indebtedness, obligations or other
                    securities howsoever evidenced.

         (4) To acquire by purchase, gift, lease, exchange or otherwise, real and personal property, or either, situated either within or without the State of Tennessee; and to lease, sell, or otherwise dispose of or encumber the same; to turn the same to account as may seem expedient; and, in particular, to prepare building sites, and to construct, reconstruct, alter, improve, manage and maintain buildings of all kinds including bank buildings, general office buildings, and other structures.

         (5) To conduct a general real estate business, whether as principal or as agent or in any other capacity whatsoever, in the purchase, sale, lease, exchange, and management of real estate and the negotiation of loans thereon; to buy, sell, deal, and trade in mortgages or other liens on or interest in real estate.

         (6) To conduct a general insurance agency and insurance brokerage business of all kinds including but not limited to fire, life, accident, fidelity, plate glass, boiler, theft, health, hospitalization, burglary, marine, airplane, credit, and all other kinds of insurance whatsoever, and in all its branches.

         (7) To engage in and carry on either as principal or as agent, or in any other capacity whatsoever, the business of rendering management services and advice to any and all types of business enterprise and activity in connection with the operation, management, supervision, control, personnel policies, purchasing, selling, advertising, financing, and all other phases of operation.

         (8) To borrow or raise money for any of the purposes of the Corporation and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds and other negotiable or non-negotiable instruments and evidences of indebtedness therefor, to make and enter into indentures or trust agreements, to make and issue its debenture bonds or certificates of indebtedness, payable to bearer or otherwise, with or without interest coupons attached, and in addition to such interest, until such debenture bond or certificate of indebtedness is discharged but not thereafter, with or without participation in the earnings, or a share of the earnings of the Corporation, and to secure the payment of any of the foregoing evidences of indebtedness and of the interest thereof by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation whether at the time owned or thereafter acquired, and to sell, pledge, exchange or otherwise dispose of such obligations of the Corporation for its corporate purposes.

         (9) To loan to any person, firm or corporation any of its surplus funds, either with or without security.

         (10) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Tennessee upon corporations formed under the Tennessee Business Corporation Act, and amendments thereto, and to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do, it being hereby specifically provided that the enumeration of certain specific powers herein shall not be held to limit or restrict in any manner such general powers; provided, however, and notwithstanding any provision in this Restated Charter or any amendment thereof to the contrary, so long as the Corporation is subject to the provisions of the United States Bank Holding Company Act of 1956 or acts

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                    amendatory thereof, the Corporation shall not engage in any activities prohibited thereby, unless it is determined that any such activity is exempt therefrom or the prohibition is otherwise inapplicable thereto.

                    The objects and purposes specified in the foregoing Article Fourth shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of any other clause hereof, but the objects and purposes specified in each of the foregoing clauses of this Article Fourth shall be regarded as independent objects and purposes.

FIFTH. This Corporation shall have the authority to issue a maximum of 175,000,000 shares of common stock, par value $2.00 per share, which shares collectively shall have unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution. No holder of any class of this Corporation's common stock shall have preemptive rights. Members of the Board of Directors, other than directors elected to fill vacancies caused by an increase in the number of directors or by the removal, death or resignation of existing directors, shall be elected by the shareholders only and shall be elected by a plurality of the votes cast in any such election.

         Except as otherwise provided by the laws of the State of Tennessee, as now in effect or hereafter amended, the Bylaws of the Corporation may be amended or repealed or additional Bylaws may be adopted by the Board of Directors by a vote of a majority of the entire Board of Directors.

         The Corporation is hereby authorized to issue 5,000,000 shares of preferred stock without par value and subject to the following designations, preferences, limitations and relative rights:

         I. So long as any of the preferred stock is outstanding, no dividends (other than (i) dividends on common stock payable in common stock, (ii) dividends payable in stock junior to the preferred stock both as to dividends and upon liquidation, and (iii) cash in lieu of fractional shares in connection with any such dividends) shall be paid or declared in cash or otherwise, nor shall any other distribution be made on the common stock or any other securities junior to the preferred stock as to dividends, unless (a) there shall be no arrearages in dividends on the preferred stock for all previous dividend periods, and the full dividend on the preferred stock for the current dividend period shall have been or shall then be paid or declared and funds set aside therefor, and (b) the Corporation shall not be in default on its obligation to redeem any of the preferred stock called for redemption.

                    Subject to the foregoing provisions, such dividends as may be determined by the Board of Directors may be declared and paid from time to time on the common stock or on any stock junior to the preferred stock, without any right or participation therein by the holders of the preferred stock.

         II. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("liquidation"), the holders of the preferred stock shall be entitled to receive an amount per share equal to the amount fixed and determined by the Board of Directors in the resolution establishing the preferred stock, plus an amount equal to all dividends accrued on the preferred stock to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of the common stock or any stock junior to the preferred stock as to the distribution of assets upon liquidation. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the preferred stock, then the assets available for distribution

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                    to holders of the preferred stock shall be distributed
                    ratably to the holders of the preferred stock, in proportion to the full preferential amounts payable on their respective shares upon liquidation.

         III. This Restated Charter does not establish series of the preferred stock and does not fix and determine variations in the relative rights and preferences as between series of the preferred stock. There is hereby expressly vested in the Board of Directors of the Corporation the authority to divide the class of preferred stock authorized in this Restated Charter into series, and to fix and determine, in the manner provided by law, the relative rights and preferences of the shares of any series so established. The Board of Directors is also authorized to make any changes in the designations, terms, limitations or relative rights or preferences of any series of the preferred stock, before the issuance of any shares of that series, in the manner provided by law.

SIXTH. The amount of capital with which this Corporation will begin business shall be Five Thousand Dollars ($5,000.00).

SEVENTH. The Board of Directors of the Corporation shall consist of not less than three (3) and not more than twenty-five (25) natural persons. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1983, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, and upon expiration of such one-year term and thereafter, such class of directors shall be eligible to hold office for terms of three
         (3) years. At the annual meeting of shareholders in 1983, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and upon the expiration of such two-year term and thereafter, such class of directors shall be eligible to hold office for terms of three (3) years. At the annual meeting of shareholders in 1983, directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and thereafter such class of directors shall continue to be eligible to hold office for terms of three (3) years. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, including the removal of directors, may be filled by the Board of Directors acting by a majority of directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which the director shall have been chosen and until a successor shall be elected and qualified.

         Notwithstanding any other provision of this Restated Charter or the Bylaws of the Corporation, and notwithstanding specification of some lesser percentage by law, any one or more directors or the entire Board of Directors of the Corporation may be removed for cause, at any time, by the affirmative vote of at least two-thirds of the entire Board of Directors.

         Notwithstanding any provision of this Restated Charter or of the Bylaws of this Corporation, and notwithstanding the specification of some lesser percentage by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of each class of stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Article Seventh; provided, however, that if a two-thirds majority of the entire Board of Directors shall adopt a resolution setting forth a proposed amendment to this Article Seventh and directing that it be submitted to a vote at a meeting of shareholders, then such amendment shall be approved upon receiving the affirmative vote of the holders of a majority of all the outstanding shares of each class of stock of the Corporation entitled to vote thereon.

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EIGHTH.  Any action which the Board of Directors of this Corporation may properly take may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting shall be the act of the Board. The action must be evidenced by one or more written consents setting forth the action so taken, signed by each member of the Board of Directors, indicating each signing director's vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

         The Corporation shall have the right to purchase its own shares in accordance with Sections 48-16-302 and 48-16-401 of the Tennessee Business Corporation Act.

         The Board of Directors may authorize and the Corporation may make certain distributions to its shareholders, in accordance with Section 48-16-401 of the Tennessee Business Corporation Act.

NINTH.   SECTION 1.  Certain Definitions.
                     -------------------

         For the purpose of this Article Ninth, the terms:

         A. "Business Combination" means any merger, consolidation, or amalgamation of the Corporation or any of its subsidiaries with any Person; any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any Person of net assets of the Corporation having an aggregate fair market value in excess of $5,000,000; the issuance or transfer by the Corporation or any of its subsidiaries of any securities of the Corporation to any Person in exchange for cash, securities or other property having a fair market value in excess of $5,000,000; a liquidation of the Corporation proposed by any Person; any reclassification of securities or recapitalization of the Corporation.

         B. "Interested Shareholder" means any Person, other than the Corporation or any of its subsidiaries, who (i) is the beneficial owner, directly or indirectly, of more than 5% of the voting power of any class of outstanding voting stock; or (ii) is an Affiliate of the Corporation and at anytime within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of any class of the then outstanding voting stock.

         C. "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

         D. "Minimum Price Per Share" shall mean the higher of (i) the highest gross per share price paid or agreed to be paid by the Interested Shareholder for any shares of common stock of the Corporation acquired or agreed to be acquired by it (1) within the four-year period immediately prior to the first public announcement of the Business Combination (the "Announcement Date"), or (2) in the transaction in which it became an Interested Shareholder, whichever is higher, or
                    (ii) the fair market value per share of common stock of the Corporation on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

         E. "Person" shall mean any individual, firm, partnership, trust, business association, corporation, or other entity.

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        SECTION 2.  Vote Required for Business Combinations.
                    ---------------------------------------

                    In addition to any affirmative vote required by law or this Restated Charter, and except as otherwise expressly provided in Section 3 of this Article Ninth, any Business Combination shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class of capital voting stock of the Corporation.

        SECTION 3.  When Higher Vote is Not Required.
                    --------------------------------

                    The provisions of Section 2 of this Article Ninth shall not be applicable to (i) any Business Combination not with or involving any Interested Shareholders or an Affiliate of an Interested Shareholder if the conditions of the following Paragraph A are met, in which event such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Charter, or (ii) any Business Combination with or involving an Interested Shareholder or an Affiliate of an Interested Shareholder if all of the conditions in both of the following Paragraphs A and B are met, in which event such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Charter.

                    A.   Approval by the Board of Directors.  The Business
                         ----------------------------------
                         Combination shall have been approved by at least two-thirds of the entire Board of Directors of the Corporation at anytime prior to the consummation of the Business Combination.

                    B.   Price and Form of Consideration.  Both of the following
                         -------------------------------
                         conditions shall have been met:

                         (i) The aggregate amount of the cash and the fair market value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of outstanding capital voting stock of the Corporation in such Business Combination shall be at least equal to the Minimum Price Per Share.

                         (ii) The consideration to be received by holders of a
                              particular class of outstanding voting stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of voting stock. If the Interested Shareholder has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it.

        SECTION 4.  Determination of Certain Matters.
                    --------------------------------

                    Notwithstanding any other provision of this Restated Charter or the Bylaws of the Corporation, the directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information known to them after reasonable inquiry, (A) whether a Person is an Interested Shareholder, (B) the number of shares of voting stock beneficially owned by any Person, (C) whether a Person is an Affiliate of another, and
                    (D) whether the net assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any of its subsidiaries in any Business Combination has, an aggregate fair market value of $5,000,000 or more.

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        SECTION 5.  No Effect on Fiduciary Obligations of Interested
                    ------------------------------------------------
                    Shareholders.
                    ------------

                    Nothing contained in this Article Ninth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

        SECTION 6.  Amendment, Repeal and Other Matters.
                    -----------------------------------

                    Notwithstanding any provisions of this Restated Charter or the Bylaws of the Corporation, and notwithstanding the specification of some lesser percentage by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of each class of stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Article Ninth; provided, however, that if at least two-thirds majority of the entire Board of Directors shall adopt the resolution setting forth the proposed amendment to this Article Ninth and directing that it be submitted to a vote at a meeting of the shareholders, then such amendment shall be approved upon receiving the affirmative vote of the holders of a majority of the outstanding shares of each class of stock of the Corporation entitled to vote thereon.

TENTH. The Corporation is to have perpetual existence. The Corporation is for profit.

ELEVENTH.  Special meetings of shareholders may be called by the Chairman,
           President or a Vice President, or by a majority of the members of the Board of Directors acting with or without a meeting, upon notice to the shareholders being delivered not less than ten (10) days nor more than two (2) months before the date of the meeting. Such notice shall include a description of the purpose or purposes for which the meeting is called and shall be effective when mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

           Special meetings of shareholders also may be called by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such meeting upon request in writing, signed, dated and delivered either in person or by registered or certified mail, return receipt requested, to the Secretary of the Corporation by such shareholders at least ninety
           (90) days before the date of the meeting. Upon receipt of such request, it shall be the duty of such Secretary forthwith to cause to be given to the shareholders entitled thereto notice of such meeting, which notice shall be given on a date not more than one (1) month after the date such request was delivered to such Secretary, as such Secretary may fix and shall be effective when mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

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TWELFTH.   No director of this Corporation shall be personally liable to the
           Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders;
           (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.



                                         NATIONAL COMMERCE BANCORPORATION


                                         By:
                                            ---------------------------------
----------------------------------          Gus B. Denton, Secretary

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